SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of Report (Date of Earliest Event Reported):
                                October 28, 1999


                                Case Corporation
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                     1-13098                76-0433811
    (State or other             (Commission File         (IRS Employer
    jurisdiction of                 Number)              Identification
    incorporation)                                           Number)


                    700 State Street, Racine, Wisconsin 53404
                    -----------------------------------------
              (Address of principal executive offices) (zip code)

                                 (414) 636-6011
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.     Other Events
            ------------

      On October 28, 1999, the registrant issued a press release announcing that the European Commission had approved the merger of Case and New Holland as more fully described in the attached press release, which is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 7.     Financial Statements and Exhibits
            ---------------------------------

(c)         Exhibits.

            99 Press release of registrant dated October 28, 1999.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CASE CORPORATION


                                    By:     /s/ Kevin J. Hallagan
                                    Name:   Kevin J. Hallagan
                                    Title:  Associate General Counsel
                                            and Assistant Secretary


Date:  October 29, 1999

EXHIBIT INDEX

99          Press release of registrant dated October 28, 1999.

      EXHIBIT 99:  PRESS RELEASE
      --------------------------

                           [LOGO OF CASE CORPORATION]


For more information, contact:

William B. Masterson    (414) 636-5793



For Immediate Release


                                   STATEMENT:

                   NEW HOLLAND - CASE PROPOSED MERGER APPROVED
                             BY EUROPEAN COMMISSION


October 28, 1999

"The announcement today by the European Commission is a major step toward completion of the merger between Case and New Holland. The competitive concerns expressed by the European Commission have been addressed by our proposed remedies without compromising the tremendous potential this merger holds for our customers. On a pro forma basis, the impact of the proposed remedies on combined 1998 revenue would have been approximately 3%.

"We will continue to provide Case and New Holland customers around the world with products and services that maximize their productivity. By our business approach, we will preserve customer choice through the retention of the brands and corresponding distribution networks of both organizations.

"We are excited about the prospects for the merger. Our product lines, geographic sales distribution and business mix are complementary on a global basis. Together, the two companies will create a new organization that has numerous opportunities in markets around the world."

    --Joint Statement by Jean-Pierre Rosso, Chairman and CEO of Case Corporation
      (NYSE:CSE), and Umberto Quadrino, Chairman and CEO of New Holland N.V. (NYSE:NH)

Notes:

In approving the merger, the European Commission identified certain concerns related to the parties combined position in certain product lines and markets.

The parties have addressed these concerns and have committed to a number of actions including four divestments:

- Divestiture of the Case CX and MXc product lines and the Doncaster, United Kingdom, plant in which they are assembled.

- Divestiture of the New Holland Laverda combine harvester product line (excluding hillside models) and the Breganze, Italy, facility in which they are made.

-  Divestiture of the Case large square balers assembled in Neustadt, Germany.

- Divestiture of the Case Fermec brand backhoe loader and industrial tractor product lines and the Fermec manufacturing plant in Manchester, United Kingdom.


In addition, to address specific market issues in Austria, the parties have agreed to license or build the Steyr model M-948 and M-958 (and equivalent Case IH models) for sale by a third party.

Discussions between the companies and the U.S. Department of Justice are ongoing, and approval is required in order to complete the transaction.

Case Corporation is a leading worldwide designer, manufacturer and distributor of agricultural and construction equipment, and offers a broad array of financial products and services. Headquartered in Racine, Wisconsin, Case had 1998 revenues of $6.1 billion and sells its products in 150 countries through a network of approximately 4,900 independent dealers.

New Holland is a world leader in the design and manufacture of a full line of agricultural and construction equipment, and offers a rapidly expanding line of financial services in many of its markets. The Company and its joint venture partners operate in 160 countries through a network of approximately 6,100 dealers and distributors.




                                      # # #